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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               DATE OF REPORT
             (DATE OF EARLIEST EVENT REPORTED): March 3, 2003



                          HIGH CASH PARTNERS, L.P.
           (Exact name of registrant as specified in its charter)

            DELAWARE                    0-17651                 13-3347257
(State or other jurisdiction of       (Commission            (I.R.S. Employer
 incorporation or organization)         File No.)           Identification No.)

                          High Cash Partners, L.P.
                            c/o Pembroke HCP LLC
                        c/o Pembroke Companies Inc.
                       70 East 55th Street 7th Floor
                             New York, NY 10022

                  (Address of principal executive offices)

                               (212) 350-9900
            (Registrant's telephone number, including area code)

                                    None
            (Former name, former address and former fiscal year,
                       if changed since last report)




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Item 2.  Acquisition or Disposition of Assets.

Conveyance of Property
----------------------

          On March 3, 2003, the deed to High Cash Partners, L.P.'s (the "Partnership") sole real estate asset, the Sierra Marketplace, a community retail shopping center located in Reno, Nevada (the "Property"), was released to the Partnership's first mortgage lender, Resources Accrued Mortgage Investors 2 L.P. ("RAM 2"), in lieu of foreclosure, under the terms of the mortgage loan modification agreement (the "Mortgage Loan Modification Agreement") entered into between the Partnership and RAM 2 effective January 31, 2001, and, as a result, the Partnership no longer has an interest in the Property. Consequently, in accordance with the provisions of its Amended and Restated Agreement of Limited Partnership, the Partnership intends to discontinue operations and will proceed to wind up its business and distribute its remaining assets to its partners.

Background
----------

          Until November 1997, Levitz Furniture Corporation ("Levitz") had occupied approximately 23% of the space of the Partnership's property (i.e., approximately 53,000 out of approximately 233,000 square feet of net leasable area) under a lease that extended through 2008. In November 1997, Levitz, which had filed for protection under Chapter 11 of the Bankruptcy Code, vacated its space. Levitz ceased paying rent to the Partnership as of April 2, 1998. The vacancy at the Levitz space resulted in a loss of income to the Partnership and may have adversely affected the surrounding tenants and the Partnership's ability to attract new tenants. During 1999, in order to maximize cash flow from the Property, the Partnership entered into a short-term lease, terminable by the Partnership upon written notice to the tenant, for the Levitz space at an annual rent substantially less than under the Levitz lease. The Partnership's entry into this lease enabled it to continue to actively seek a long-term, creditworthy substitute tenant for the Levitz space at a higher rent.

          Because Pembroke HCP, LLC (the "Managing General Partner") anticipated that the Partnership would be unable either to repay or refinance its first mortgage loan (the "Mortgage Loan") at the Mortgage Loan's original maturity date of February 28, 2001 and in order to provide the Partnership with additional time to maximize the Property's value, the Managing General Partner caused the Partnership to enter into the Mortgage Loan Modification Agreement with RAM 2 effective January 31, 2001. Under the Mortgage Loan Modification Agreement, RAM 2 agreed to forbear, for not less than one year and up to two years, the exercise of its rights and remedies under the Mortgage Loan for the Partnership's failure to repay all amounts due and payable thereunder at the original maturity date. Pursuant to the terms of the Mortgage Loan Modification Agreement, the deed to the Property, along with a bill of sale, assignment of leases and other conveyance documents (the "Conveyance Documents") were placed in escrow with counsel to RAM 2. The Conveyance Documents were not to be released to RAM 2 until the earliest to occur of certain events specified in the Mortgage Loan Modification Agreement and March 1, 2003. Prior to March 1, 2003, the Partnership retained the right (unless notified by RAM 2 that RAM 2 had entered into a contract to sell or convey the Property) to satisfy the Mortgage Loan for an amount equal to the sum of (x) the then unpaid principal balance of the Mortgage Loan, and all accrued interest thereon and other charges due thereunder and (y) 66% of the value of the Property in excess of the amount described in clause (x) above, as additional interest on the Mortgage Loan.

          The Partnership's search for a long-term, creditworthy substitute tenant for the Levitz space and its ability to attract additional tenants at higher rents was impeded by the strong competition for tenants (including existing tenants whose leases expire) among existing shopping centers in the vicinity of the Property. In addition, a portion of the land available for development in the immediate geographic vicinity of the Property had recently been developed by centers predominantly occupied by large anchor tenants, which created additional competition for the Property. This competitive factor, together with the fact that much of the space (including the space previously occupied by Levitz) had only limited visibility to the main thoroughfare, hindered the Partnership's entry into a new lease of the space on terms comparable to the Levitz lease. The Partnership's inability to enter into such a lease impaired its efforts to increase the cash flow generated by the Property and resulted in a significant diminution in the value of the Property.

          Both prior to and after the Partnership's entry into the Mortgage Loan Modification Agreement, the Managing General Partner sought a long-term, creditworthy anchor tenant for the space that was previously occupied by Levitz. The Managing General Partner also explored options for a sale or refinancing of the Property. However, despite the Managing General Partner's continuing efforts, the Partnership was unable to increase the value of the Property, thereby precluding a sale or refinancing of the Mortgage Loan on terms favorable to the Partnership.

U.S. Federal Income Tax Consequences of Conveyance of Property
--------------------------------------------------------------

          The conveyance of the Property to RAM 2 on March 3, 2003 resulted in the Partnership recognizing gain for federal income tax purposes in an amount equal to approximately $8,800,000, representing the excess of the outstanding amount of the mortgage loan to which the Property was subject, over the Partnership's tax basis in the Property. This gain will be recognized in 2003. A portion of the gain is subject to the federal income tax rate of 25% on gain attributable to depreciation recapture and the balance is subject to a tax rate of 20%. In addition, registration costs paid by the Partnership at its inception may result in a taxable loss, which may offset a portion of the gain.

          The amount of gain and the portion of such gain that will be attributable to depreciation recapture for each limited partner in the Partnership (a "Limited Partner") will vary depending on a number of factors, including whether the Limited Partner purchased its limited partnership interest at the initial offering or at some later time, the price paid for the Limited Partner's limited partnership interest and the nature of the Limited Partner (for example, whether the Limited Partner is an individual, corporation or tax-exempt entity, such as an individual retirement account, Keogh plan or other pension plan). The ability of a Limited Partner to offset all or any portion of the gain will similarly vary, including based on whether the Limited Partner has passive losses from this or any other investment. Each Limited Partner, therefore, should consult with his or her own tax advisor to ascertain the tax liability arising from such Limited Partner's interest in the Partnership.

          The Partnership intends to liquidate prior to the end of the Partnership's taxable year. In such event, a Limited Partner who would have a loss upon liquidation of his or her interest in the Partnership may be able to use such loss to offset such Limited Partner's share of the gain.

          Each Limited Partner should also consult his or her own tax advisor as to the state and local income tax consequences in the Limited Partner's state of residence of the Partnership's conveyance of the Property to RAM 2.

Winding up of the Partnership's Business
----------------------------------------

          In accordance with the provisions of its Amended and Restated Agreement of Limited Partnership, the Partnership intends to discontinue operations and will proceed to wind up its business and distribute its remaining assets to its partners. In connection with the winding up of the Partnership's business, the Managing General Partner expects to distribute cash, after establishing such reserves for contingencies as the Managing General Partner considers necessary, during the second quarter of 2003 in the amount of approximately $5.25 per Unit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Not applicable.

          (b) In accordance with Instruction 4 of this Item 7, the financial statements required by this Item will be filed by an amendment to this initial report on Form 8-K not later than 60 days after the date that this report is required to be filed.

          (c) Not applicable.


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                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     HIGH CASH PARTNERS, L.P.


                                     By:     Pembroke HCP, LLC
                                             Managing General Partner
                                     By:     Pembroke Companies, Inc.
                                             Managing Member

Dated:  March 7, 2003                By:     /s/ Lawrence J. Cohen
                                             ---------------------------
                                             Lawrence J. Cohen
                                             President and Principal
                                             Financial and Accounting Officer








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